Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2021, relating to the financial statements of Life Time Group Holdings, Inc. appearing in Registration Statement No. 333-259495 on Form S-1 of Life Time Group Holdings, Inc.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

October 12, 2021